Exhibit 99.1
Swiss Quantum Technology SA Signs €10M Agreement to Deploy D-Wave Advantage2 Annealing Quantum Computer
System placement to support Italy’s newly formed Q-Alliance objectives and its state-of-the-art quantum computing research facility

PALO ALTO, Calif. & COMO, Italy – October 15, 2025 – D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software, and services and the world’s first commercial supplier of quantum computers, today announced an agreement with Swiss Quantum Technology SA (“SQT”) to deploy a D-Wave Advantage2TM annealing quantum computer in Europe. Announced today at Digital Innovation Forum - ComoLake 2025, the agreement represents a €10M commitment from SQT, with an option to purchase the system.

Capable of solving complex computational problems beyond the reach of classical computers, the placement of this Advantage2 system also supports the newly formed Q-Alliance, an initiative that empowers Italy with new global infrastructure in quantum computing to support the country’s Digital Transformation future. The Advantage2 system funded by SQT will be accessible to customers via D-Wave's Leap™ real-time quantum cloud service. Featuring D-Wave’s most advanced quantum processor to date, the 4,400+ qubit Advantage2 system is a powerful and energy-efficient quantum computer designed to facilitate quantum and hybrid quantum applications for production deployment.

“The agreement with SQT is an important milestone in our ongoing effort to expand global access to our fleet of annealing quantum computers and to help our rapidly growing customer base solve computationally complex problems faster and more efficiently,” said Dr. Alan Baratz, CEO of D-Wave. “As Europe extends its quantum leadership, we believe that D-Wave’s production-grade annealing quantum computing technology will serve as a critical component, fueling quantum application development and adoption now.”

“Traditional computing is reaching its limits—not just in performance, but in energy efficiency,” said Enrico De Mitri, CEO of SQT. “Hosting an Advantage2 system reinforces our commitment to help meet the growing need for advanced computation without accelerating energy consumption. We believe D-Wave’s technology could be essential in delivering powerful solutions with a significantly smaller energy footprint.”
About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. We are the world’s first commercial supplier of quantum computers, and the only company building both annealing and gate-model quantum computers. Our mission is to help customers realize the value of quantum, today. Our quantum computers — the world’s largest — feature QPUs with sub-second response times and can be deployed on-premises or accessed through our quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations trust D-Wave with their toughest computational challenges. With over 200 million problems submitted to our quantum systems to date, our customers apply our technology to address use cases spanning optimization, artificial intelligence, research and more. Learn more about realizing the value of quantum computing today and how we’re shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative

Exhibit 99.1
of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Media Contact:
Alex Daigle
media@dwavesys.com